Exhibit 32.1

Certifications
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Calamos Asset Management, Inc. (“Company”) on Form 10-Q for the quarter ended September 30, 2012 (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of Calamos Asset Management, Inc.

November 7, 2012

/s/ John P. Calamos, Sr.
John P. Calamos, Sr.
Chairman, Chief Executive Officer
and Global Co-Chief Investment Officer
(Principal Executive Officer)

A signed original of this written statement has been provided to Calamos Asset Management, Inc. and will be retained by Calamos Asset Management, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.